UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   April 30, 2012

ConocoPhillips

(Exact name of registrant as specified in its charter)

Delaware	001-32395	01-0562944
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 North Dairy Ashford

Houston, Texas 77079

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:   (281) 293-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 30, 2012, the separation of Phillips 66 from ConocoPhillips was completed. Phillips 66 is now an independent public company trading under the symbol “PSX” on the New York Stock Exchange. After the close of the New York Stock Exchange on April 30, 2012, the shareholders of record as of April 16, 2012 (the “Record Date”) received one share of Phillips 66 common stock for every two ConocoPhillips common shares held as of the Record Date. Fractional shares of Phillips 66 common stock were not distributed. Any fractional shares of Phillips 66 common stock otherwise issuable to ConocoPhillips shareholders were aggregated into whole shares and sold in the open market, and such ConocoPhillips shareholders will receive a ratable share of the proceeds of such sale, after deducting any taxes required to be withheld and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements of ConocoPhillips have been derived from our historical consolidated financial statements and are being presented to give effect to the separation of Phillips 66 into an independent, publicly traded company. The unaudited pro forma condensed consolidated balance sheet of ConocoPhillips as of March 31, 2012, and the unaudited pro forma condensed consolidated income statements of ConocoPhillips for the three months ended March 31, 2012, and March 31, 2011, and for the years ended December 31, 2011, 2010 and 2009, and the related notes thereto are furnished as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits

99.1     —   Unaudited pro forma condensed consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS

/s/ Glenda M. Schwarz
Glenda M. Schwarz Vice President and Controller

May 2, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited pro forma condensed consolidated financial statements.

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